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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-A


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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
                (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            LIBERTY PROPERTY TRUST

           (Exact name of registrant as specified in its charter)


                Maryland                             23-7768996
               (State of                         (I.R.S. Employer
      incorporation or organization)            Identification No.)
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   65 Valley Stream Parkway, Suite 100                 19355
           Malvern, Pennsylvania                     (Zip Code)
(Address of principal executive offices)

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

       Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of each exchange on
 Title of Class to be so registered           which class is to be registered
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8.80% Series A Cumulative Redeemable              New York Stock Exchange
   Preferred Shares of Beneficial
Interest, par value $0.001 per share


      Securities to be registered pursuant to Section 12(g) of the Act:

                            Not Applicable

                           (title of class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered


    A description of the 8.80% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.001 per share, of the Registrant is contained in a Rule 424(b) Prospectus Supplement, filed with the Securities and Exchange Commission on August 6, 1997, relating to an offering of such securities pursuant to the Registrant's Registration Statement on Form S-3, File No. 333-22211, which became effective on March 7, 1997, which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2. Exhibits

    The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, are filed herewith or have been duly filed with the New York Stock Exchange:


    (1) Articles Supplementary to the Amended and Restated Declaration of Trust Establishing and Fixing the Rights and Preferences of a Series of Preferred Shares of Beneficial Interest as filed with the Maryland Department of Assessments and Taxation.

    (2) *Amended and Restated Declaration of Trust of Registrant. (Incorporated by reference to exhibit 3.1.1 filed with the Current Report on Form 8-K of the Registrant and Liberty Property Limited Partnership, filed
        June 25, 1997.

    (3) *Amended and Restated By-laws of Registrant. (Incorporated by reference to exhibit 3.2 filed with the Registration Statement on Form S-11 of the Registrant, File No. 33-77084.)


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*Previously Filed
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                              SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          Liberty Property Trust



                                          By:/s/ George J. Alburger, Jr.
                                             ------------------------------
                                             George J. Alburger, Jr.
                                             Chief Financial Officer



August 7, 1997